UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)
November 8, 2018
____________________________

GROWLIFE, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-50385 (Commission File Number)	5400 Carillon Point Kirkland, WA 98033	90-0821083 (IRS Employer Identification No.)
(Address of Principal Executive Offices and zip code)

(866) 781-5559
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 7.01 Regulation FD Disclosure.

Proposed Rights Offering to Shareholders Extended to November 20, 2018

On November 8, 2018, GrowLife, Inc. (the “Company”), filed its prospectus supplement and announced the extension of its Rights Offering as previously announced (the “Rights Offering”). The Rights Offering is designed to give record shareholders the opportunity to invest directly into the Company at a set price with additional warrants to support the Company’s capital raise to be used for continued expansion.

The Company has chosen to extend the offering period of the Rights Offering to November 20, 2018 to give stockholders, particularly those holding shares in street name who may have only recently received applicable materials, additional time to participate in the Rights Offering should they desire to do so and due to the original expiration date falling on a holiday.

Summary of the Terms of the Offering

Each shareholder will receive one non-transferable right (the “Right”) for each share of common stock held on the record date (October 12, 2018). Each Right will include one share of Common Stock and two one-half warrants. The purchase price will be payable in cash to the Company.

The warrants included in each Right will be exercisable for one-half of the number of rights for one share of our Common Stock at an exercise price of $0.018 per share and one-half warrant exercisable for one share of our Common Stock at an exercise price of $0.024. For example: if you subscribe for 100 Units you will receive 100 common stock shares and 100 warrants divided into 50 warrants exercisable at $0.018 and 50 warrants exercisable at $0.024).

The Record date shareholders who fully exercise their Subscription Rights will be eligible for an over-subscription privilege entitling these shareholders to subscribe, subject to certain limitations and a pro-rata allotment, for any additional shares of common stock not purchased pursuant to the Subscription.

The Offering expires at 6:00 PM Eastern Time on November 20, 2018, unless extended.

The foregoing description of the Rights Offering is not complete and is subject to and qualified in its entirety by reference to the Rights Offering Prospectus as filed October 18, 2018, which is attached hereto as Exhibit 10.1 and incorporated herein by this reference. All defined terms not otherwise defined herein shall have the meaning as set forth in the Prospectus.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Prospectus Supplement dated November 8, 2018 to Rights Offering to Shareholders filed in 424(b)(4) Prospectus filed with the SEC on October 18, 2018, and hereby incorporated by reference.
99.1	Press Release dated November 8, 2018 concerning Rights Offering to Shareholder's Extension.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROWLIFE, INC.

Date: November 8, 2018	By:	/s/ Marco Hegyi
Marco Hegyi
Chief Executive Officer